News Release:

PATRIOT SIGNS LOI FOR ADDITIONAL SILVER-GOLD PROJECT

Announcement Highlights:

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Patriot able to earn 75% interest and become operator of KM 66 project

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KM 66 project will be Patriot’s second in Central Mexico and will turn Patriot into a major explorer in the region

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Project contains a deposit with compliant NI 43-101 (historical, 2008) resource of 22,297,800 silver equivalent ounces

Vancouver, B.C., November 28, 2012 - Patriot Minefinders Inc. (“Patriot”, or the “Company”) (OTCBB: PROF) is pleased to announce that the Company has executed a Letter of Intent (“LOI”) with Bearing Resources Ltd. (“Bearing”) (TSX-V: BRZ) whereby Patriot may earn up to a 75% interest in the 13,400 hectare Kilometer 66 (“Km 66”, also known as Mapimi) silver-gold-lead-zinc property located in Durango, Mexico.

John H. Schweitzer, CEO states: “The Company is excited to be a part of Km 66 Project.  This new venture together with La Buena project located 5.6 miles to the north of Goldcorp’s Penasquito mine will allow our Company to become a major explorer in the prolific silver-gold belt of Central Mexico.  The Company believes that the silver-gold-lead-zinc mineralization identified to date on the Km 66 property may well be indicative of a larger system under shallow cover while the newly discovered Victorinos target illustrates the excellent exploration potential in the region.”

Km 66 Property

The Km 66 property, is located 100 kilometres from the Peñoles smelter at Torreon, and is bisected by a paved highway and power lines.   Km 66 covers a five kilometre-long trend of mineralization that includes the La Gloria and Las Palmitas breccia-hosted epithermal silver-gold-lead-zinc deposits.  Great Panther Silver Ltd. (“Great Panther”) which previously held an option to acquire Km 66 filed a technical report containing a mineral resource estimate compliant with NI 43-101 for the La Gloria and Las Palmitas deposits titled “Technical Report on the Mapimi Project, Mexico” dated May 8, 2008 and prepared by Wardrop Engineering (“Wardrop”) of Vancouver, B.C. (the “Technical Report”) (a copy of the Technical Report can be found at www.sedar.com under the profile of Great Panther). The Technical Report calculated a total of 22,297,800 silver equivalent ounces (6,585,900 tonnes grading 28 g/t silver, 0.09 g/t gold, 0.41% lead, 1.14% zinc) in the indicated category and a further 6,305,000 silver equivalent ounces (2,027,900 million tonnes grading 34 g/t silver, 0.13 g/t gold, 0.54% lead, 0.81% zinc) in the inferred category using a cut-off grade of 50 g/t silver equivalent.  Metal prices and recoveries used Wardrop were US $9.55 per ounce and 76 per cent, respectively, for silver, US $530 per ounce and 70 per cent for gold, US $0.63 per pound and 80 per cent for lead, and US$1 per pound and 80 per cent for zinc.

Bearing and Patriot cautions the reader that the resource prepared by Wardrop for Great Panther is considered a “historical estimate” under NI 43-101 and a qualified person from the Companies have not done sufficient work to classify the historical estimate as a current mineral resource. Bearing and Patriot are not treating the historical estimate as a current mineral resource.

In addition to the La Gloria and Las Palmitas resource areas, drilling by Great Panther identified quartz-molybdenite veins in the Bull’s-Eye zone (186.22 metres grading 440ppm molybdenum) and carbonate replacement deposits in the e North Zone (2.14 metres grading 2.98% zinc and 0.41% lead).  The Bull's-Eye zone is defined by a 2,000-by-800-metre induced polarization anomaly with a magnetic high near its centre. At the North Zone, mineralization is dominated by zinc with lesser amounts of lead, copper, gold and silver, and occurs in altered rhyolite sills, skarn altered limestone/marble, and in carbonate veinlets within the limestone/marble.

Recent work by Bearing has outlined a new target at Victorinos, some 5 Km east of la Gloria where soil sampling and prospecting have defined a 500m by 600m gold-silver-lead-zinc soil anomaly hosted by rhyolite.  The target is a volcanic-hosted bulk-tonnage silver base metal deposit and rock sampling has indicated silver in sheeted and disseminated zones in altered rhyolite and local high grade silver base metal veins.

Option Terms

Under the terms of the Letter of Intent the companies will complete a Definitive Agreement that will include the following business terms. Patriot will be granted the right to earn a 75% interest in the property by assuming the remaining obligations of the underlying option agreement with the Mexican vendors who retain a 3% NSR.

-US$150,000 on signing the Definitive Agreement

-US$150,000 on the first anniversary

-US$400,000 on the second anniversary

-US$500,000 on the third anniversary

-US$7,875,000 at the end of year five

At Patriot’s election it may purchase the property outright on the first anniversary for US$5,575,000 or after the second anniversary for US$5,875,000 or after the third anniversary for US$6,875,000.  The Company may purchase up to 1% of the NSR for US$650,000 per half percent and holds a first right of refusal to purchase the remaining 2%.

In addition Patriot must undertake work expenditures totaling US$2,000,000 before April 23, 2015 of which US$200,000 must be completed before April 23, 2013 (firm commitment), maintain the property in good standing, complete a bankable feasibility study by the eighth anniversary and pay to Bearing on signing of the definitive agreement 1,200,000 shares of Patriot.  Should Patriot complete all its work commitments and payment obligations but fail to prepare a bankable feasibility study by the eighth anniversary it shall be deemed to have earned a 65% interest.

Completion of the transaction is subject to a number of conditions, including the appropriate regulatory approvals, and the negotiation and execution of a Definitive Agreement.

About Patriot Minefinders Inc.

Patriot is operated by a management team consisting of individuals with a track record of success in mining exploration, development and production. Patriot is an exploration company with focus on developing gold and silver deposits in the known mining districts in Mexico. Patriot’s first project is La Buena which is located only 5.6 miles north of Goldcorp's Peñasquito Mine. The La Buena Project is located in the mining friendly jurisdiction of Northern Zacatecas, Mexico. Patriot has an option to earn 50% of the La Buena project through an option agreement with a Canadian based mining exploration company. The execution of a Definitive Agreement on KM 66 Project with Bearing Resources Ltd. will turn Patriot into a major explorer in the prolific silver-gold belt of Central Mexico. Patriot trades under the symbol PROF.

Fred Tejada, P.Geo, Director of Patriot, is a qualified person within the context of National Instrument 43-101, and has read and takes responsibility for the technical content of this news release.

On behalf of the Board

“John H. Schweitzer”

JOHN H. SCHWEITZER, CEO & Director

___________________________________________________________________________________________________

Patriot Minefinders Inc

700 - 510 West Hastings Street

Vancouver, B.C., Canada V6B1L8

Tel. 604-687-7160   Fax. 604-687-7165

 Email: info@patriotminefinders.com

Website: www.patriotminefinders.com

Notice Regarding Forward-Looking Statements

This current report contains "forward-looking statements," as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future, including but not limited to, any mineralization, development or exploration of the La Buena Project, any geological similarities with the Penasquito deposit or other properties in the region, and the timing of any work program or exploration activities, and any results that may be obtained.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with mineral exploration and difficulties associated with obtaining financing on acceptable terms. We are not in control of metals prices and these could vary to make development uneconomic. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our most recent annual report for our last fiscal year, our quarterly reports, and other periodic reports filed from time-to-time with the Securities and Exchange Commission.